BRIDGE LOAN AND WARRANT PURCHASE AGREEMENT

     THIS BRIDGE LOAN AND WARRANT PURCHASE AGREEMENT (this "Agreement ") is entered into as of June 2, 1998, between Baltia Air Lines, Inc., a New
York corporation ("Borrower") and                 , ("Lender"), with
reference to the following.

                                   RECITALS

     A. Borrower desires to borrow certain funds from Lender to meet working capital needs until the funding of its anticipated private placement of stock.

     B. Borrower desires to borrow a total of $400,000 in increments of $50,000 from accredited investors.

     C. Lender desires to lend $50,000 to Borrower pursuant to the terms of that certain Promissory Note, of even date herewith, a copy of which is attached hereto as Exhibit "A" (the "Note"). The note shall be accompanied by 50,000 common stock purchase warrants of the Borrower (the "Warrants"). Each Warrant entitles the registered holder thereof to purchase one share of the common stock at 110% of the Public Offering price of the Common Stock, at any time commencing six months after the Effective Date of The Public Offering until five years after the Effective Date of the Offering. The Warrants and the Note together shall be referred to as a "Unit."

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the forgoing premises, the provisions set forth below, and other good and valuable consideration, the parties agree as follows.

1.   LOAN.     Borrower hereby borrows from Lender and Lender hereby makes a loan to Borrower, in the amount of $50,000 (the "Loan") in accordance with the terms of the Note. The proceeds of the Loan shall be delivered to Borrower through an escrow, net all fees, commissions and costs associated with the loan.

2.   SENIOR DEBT.   The Note will rank senior in right of payment to all
existing and future indebtedness of Borrower, except for: (i) purchase money indebtedness incurred in arm's length transactions in the ordinary course of business; (ii) unsecured obligations currently payable and paid by borrower in the ordinary course of business; and (iii) indebtedness approved in writing by Lender. Notwithstanding the foregoing, Lender does not hereby subordinate or agree to subordinate to any debt or obligation of Borrower, regardless of how or when incurred and nothing in this Agreement shall affect the relationship between Lender and Borrower's creditors and no such creditors are intended third party beneficiaries of this Agreement.

3.   SALE OF WARRANTS.   Borrower hereby delivers to Lender 50,000 common
stock purchase warrants of the Borrower. The certificate for the Warrants shall be delivered to Borrower within 10 days of the date of this Agreement, and shall be subject to the provisions of this Agreement.

4. PIGGYBACK REGISTRATION. If Borrower or its successors or assigns conducts an initial public offering of any of its securities or securities of any of its subsidiaries or merges with a public company, Borrower shall include in the registration statement such number of the shares of the Common Stock underlying the Warrants as Lender may request, subject to reasonable limitations established by the underwriter. Such inclusion, in any event, shall be at no cost to Lender and shall be at the sole cost and expense of the Borrower. In connection with any notification or registration statement, Borrower shall take any reasonable steps to make the securities covered thereby eligible for public offering and sale by the effective date of such notification or registration statement. In connection with any filing hereunder Borrower shall bear all the expenses and professional fees which arise in connection with such filings and keeping them effective and correct as provided hereunder and shall provide Lender with a reasonable number of printed copies of the prospectus or offering circulars. Borrower consents to the use of such prospectus or offering circular in connection with the sale of the Lender's shares.

5. REPRESENTATION AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender as follows:

             a. ORGANIZATION. Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; (ii) is duly qualified and licensed to do business in each jurisdiction in which it operates; and (iii) has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into and perform this Agreement and to issue and carry out the provisions of the Note and this Agreement.

             b. AUTHORIZATION. The execution, performance and delivery by Borrower of this Agreement, the Warrants and Note have been duly and validly authorized by Borrower's Board of Directors and no authorization or approval of Borrower's shareholders is required in connection therewith. This Agreement and the Note constitute the legal, valid and binding obligations of Borrower and each is enforceable against Borrower in accordance with their respective terms, except as such enforcement maybe limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

             c. NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement, the Warrants and the issuance of the Note: (i) will not conflict with, result in a breach of or constitute a default under any contract, agreement, indenture, loan or credit agreement, deed of trust, mortgage, lease, security agreement lock-up agreement, or other arrangement to which Borrower is a party by which Borrower or any of its properties or assets is bound or affected; (ii) will not cause Borrower to violate or contravene any provision of its Articles of Incorporation or Bylaws; or (iii) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Articles of Incorporation or Bylaws of Borrower, any law, statute, rule or regulation to which Borrower is subject or any agreement, instrument, order, judgment, or decree to which Borrower is subject.

             d.           PATENTS, TRADEMARKS, AND OTHER INTANGIBLE RIGHTS.
Borrower has good title (without known misappropriation) to all inventions (whether patentable or not), patents, trademarks, copyrights, trade names, proprietary information, processes, designs, trade secrets, computer programs, source codes, modules, and technical materials (collectively, the "Trade Secrets"), or adequate licenses and rights to used the Trade Secrets of others on terms deemed favorable by Borrower, that are necessary for the successful conduct of the Business of the Borrower, free of any claim by an officer, director, employee or other person, and that Borrower's business is being carried on without known conflicts or infringements with the Trade Secrets of others; and Borrower has taken reasonable security measures to protect the secrecy, value and confidentiality of such Trade Secrets, and any former or current employees who have worked on, developed or contributed to the development of such Trade Secrets have been informed and have entered into agreements that such Trade Secrets are proprietary and not to be developed. Borrower knows of no reason why any Trade Secrets of Borrower which are eligible for patent, copyright or trademark protection cannot be patented, copyrighted or trademarked. No shareholder or employee is under any restriction, whether contractual or by virtue of previous employment or otherwise, that would prevent him from performing his duties for Borrower or prevent Borrower from using the Trade Secrets.

             e. LITIGATION. There are no (i) actions, proceedings or investigations pending or to Borrower's knowledge, threatened or any verdicts or judgments entered against Borrower, its officers or directors or shareholders before any court or before any administrative agency or officer that might result in any material adverse change in the business, properties or condition, financial or otherwise, of Borrower and Borrower has received no correspondence or communications with respect to any possible violation or investigation of the same.

             f. TAX RETURNS AND PAYMENTS. Borrower has filed or caused to be filed all federal and state income tax returns and all other federal and state tax returns that are required to be filed, completed all such returns accurately and paid or caused to be paid or set aside adequate reserves for all taxes, penalties and interest due or that may become due. The federal and state returns of Borrower are not now and have never been audited by the Internal Revenue Service or the Franchise Tax Board or the Board of Equalization of each jurisdiction in which its conducts business, respectively, and no waivers of the applicable statute of limitations have been executed.

             g. MATERIAL LICENSES, AGREEMENTS, RELATED PARTY AGREEMENTS. Borrower is not a party to, nor is its property bound by any agreement not entered into in the ordinary course of business and that is materially adverse to the business, properties or financial condition of Borrower. There is no default or event that with notice or lapse of time, or both, would constitute a default by Borrower, or to Borrower's knowledge, by any other party to any of these agreements. Borrower has not received notice nor does it have knowledge that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements or seek a re-negotiation or adjustment of any material provisions.

             h.           INSURANCE.   Borrower maintains insurance coverage
with respect to its properties, assets and business which is customary and sufficient for corporations of similar size and engaged in similar lines of business and is in full force and effect.

             I. LIABILITIES. Borrower does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise arising out of any transaction entered into or any state of facts existing prior hereto, including without limitation liabilities or obligations on account of taxes or government charges penalties, interest or fines thereon in respect thereof other than as disclosed in writing to Lender. Borrower does not know and has no reasonable grounds to know of any basis for any claim against it as of the date of this Agreement or of any debt, liability, or obligation other than those mentioned herein.

             j. MATERIAL FACTS DISCLOSED. There are no material facts relating to Borrower not fully disclosed to Lender; no representation, covenant or warranty made by Borrower herein or with the transaction contemplated hereby contains or will contain any untrue statement of or omits to state a material fact necessary to make the statement not misleading.

6.           REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF LENDER.
Lender hereby represents and warrants to Borrower as follows:

             (a) KNOWLEDGE AND EXPERIENCE. Lender has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investments generally and of investment in Borrower in particular and LENDER IS ABLE TO BEAR THE ECONOMIC RISK OF THIS LOAN TRANSACTION WITH FULL UNDERSTANDING THAT IT CAN LOSE ITS ENTIRE INVESTMENT IN BORROWER WITHOUT PRODUCING A MATERIAL ADVERSE CHANGE IN LENDER'S FINANCIAL CONDITION.


             (b) TRANSFERABILITY RESTRICTIONS. The Stock cannot be transferred or sold unless such transfer or sale is registered pursuant to the Securities Act of 1933 (the "Act") and registered or qualified pursuant to applicable securities laws, or exemptions from such registrations or qualifications are available or without prior written consent of Borrower which consent may require an opinion of the transferor's legal counsel (concurred with by Borrower's legal counsel) to the effect that the proposed transfer is exempt from the registration provisions of the Act and from the registration or qualification provisions of any applicable securities law.

             (c) NO PUBLIC MARKET. Lender is aware that there is currently no public market for the Warrants or the Note and that Lender may not be able to readily liquidate Lender's investment in Borrower.

             (d) SUBSCRIPTION AGREEMENT. Lender will execute a Subscription Agreement concerning the purchase of the Stock and Note.

7. AFFIRMATIVE COVENANTS OF BORROWER. Borrower makes the following affirmative covenants to Lender, upon which Lender is relying in entering into this Agreement and which, unless otherwise indicated, shall survive the repayment of the Note until the earlier of (i) Borrower conducting an initial public offering, or (ii) ninety (90) days.

             (a) PAYMENT OF PRINCIPAL AND INTEREST. Borrower will duly and punctually pay or caused to be paid all amounts due under the Note at the time and place in the manner specified in the Note and this Agreement. To the extent Borrower has sufficient revenues. Borrower will duly and punctually pay or cause to be paid all debts and obligations of Borrower in accordance with the terms of each agreement pursuant to which such obligation was incurred by borrower.

             (b) RECORDS. Borrower shall: (i) at all time keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles, consistently applied; (ii) set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, in connection with Borrower's business.

             (c) TAXES. Borrower shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all material claims of any kind (including claims for labor, materials and supplies) which if unpaid might by law become a lien or charge upon its property; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted.

             (d) EXISTENCE. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

             (e) PROPERTIES. Borrower shall maintain and keep its properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals and replacements and preserve all licenses, contracts and rights as in its judgment may be necessary so that the Business carried on in connection therewith may be properly and advantageously conducted at all times, provided, however, that nothing in this Section shall prevent Borrower from selling abandoning or otherwise disposing of any property that is not material to its business or property (including any lease of property) if in its judgment the same is no longer useful in the business. This covenant shall terminate upon payment of the Note in full.

             (f) COMPLIANCE WITH LAWS. Borrower shall comply in all material respect with all applicable statutes, rules, regulations and orders of and all applicable restrictions imposed by all governmental authorities related to the conduct of its business and the ownership of its property to environmental, safety and other similar standards or controls) unless the failure to so comply would not have a material adverse effect on the business or condition (financial or otherwise) of Borrower.

             (g) INSURANCE. Borrower shall maintain with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar business and similarly situated, in such amounts and by such methods shall be customary for such owners.

             (h) LITIGATION. Borrower shall promptly notify Lender of any material litigation or legal proceedings initiated against Borrower or any violation or potential violation of any representation, warranty or covenant under this Agreement or the Note. This covenant shall terminate upon payment of Note in full.

8. NEGATIVE COVENANTS OF BORROWER. Borrower makes the following negative covenants to Lender, upon which Lender is relying in entering into this Agreement and which shall survive until the Note is repaid in full.

             (a) INDEBTEDNESS. Borrower shall not incur any indebtedness, or any trade indebtedness other than in the usual and ordinary course of business without the prior written consent of Lender.

             (b) GUARANTEE. Borrower shall not guarantee or otherwise in any way become liable for the obligations or liabilities of any other person or entity.

             (c) NO LIENS. Borrower shall not sell, except in the ordinary course of business, encumber, pledge, mortgage, grant a security interest in, assign, hypothecate or otherwise obligate any of Borrower's assets, or permit any lien, charge, security interest, abstract of judgment or any other encumbrance on any of its assets.

             (d) NO RELATED PARTY AGREEMENT. Without the prior written consent of Lender, Borrower shall not enter into or become a party to any transaction with any affiliate, stockholder, officer or director, except placement agents and employment agreements entered into in the ordinary course of business on commercially reasonable terms.

             (e) NO VIOLATION. Borrower shall not cause or permit any violation of any representation, warranty or covenant under this Agreement or cause or permit any action that could result in a violation of any representation, warranty or covenant under this Agreement, violate or take any action which is likely to result or will result in the violation of any contract or agreement by which Borrower is bound.

             (f) NO BORROWING. Prior to the repayment in full of the Note, Borrower shall not borrow any additional funds or issue any form of debt instrument or any security convertible into any form of debt or charge against Borrower in excess of $500,000 in the aggregate, which is part of this bridge financing on the same terms and conditions as the indebtedness evidenced by this Agreement.

9. INVESTMENT COVENANT. By accepting the Warrant, the holder thereof represents, warrants and covenants that it is an "accredited investor" within the meaning of Section 496) of the Securities Act or an "accredited person" within the meaning of Rule 242 of the Securities Act, and is acquiring the Units for its own account for investment and not with the view to resale or distribution thereof except in accordance with applicable federal and state securities laws.

10.          DEFAULT.

             (a) EVENTS OF DEFAULT. The occurrence of any of the following events shall be an event of default under this Agreement and the Note ("Events of Default"):

              (i) If default shall be made in the due and punctual payment of any principal or interest or cost under the Note;

              (ii) If the default shall be made in the due and punctual payment, after applicable cure periods, under any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument entered into by Borrower;

              (iii) If default shall be made in the due and punctual performance or observance of any material non-payment term, condition or covenant contained in this Agreement or the Note and such default continues unremedied for a period thirty (30) days after written notice to Borrower by Lender, or if any representations or warranties of Borrower contained in this Agreement is untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

              (iv) The material breach of any warranty of Borrower contained in this Agreement not cured within thirty (30) days of written notice of such breach;

              (v) If Borrower; (A) becomes unable to pay its debts generally as they become due; (B) files a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (C) makes an assignment for the benefit of its creditors;
(D) consents to or acquiesces in the appointment of a receiver, liquidator or trustee of itself or of the whole or any part of its properties and assets; (E) files a petition or answer seeking for itself reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (F)on a petition in bankruptcy filed against it, is adjudicated a bankrupt; or
(G) is served within a three-day notice to quit any of its leasehold premises, which notice is not discharged or contested in good faith by appropriate proceedings prior to the initiation of an unlawful detainer suit against Borrower.

              (vi) If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of acquiescence of Borrower, as a receiver, liquidator or trustee of Borrower, or of the whole of any substantial part of its properties and assets; or approving a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the federal bankruptcy laws of any other applicable law, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for an aggregate of 30 days, whether or not consecutive, from the date of entry thereto; or

              (vii) if, under the provisions, of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Borrower or the whole of any substantial part of its operations and assets and such custody and control shall remain un-terminated or unstayed for an aggregate of thirty (30) days, whether or not consecutive, from the date of assumption of such custody or control.

             (b) DUE AND PAYABLE. Upon the occurrences of any such event of default, Lender at its option exercised by written notice to Borrower shall deem the principal under the Note, together with the interest and charges accrued thereon, become immediately due and payable.

             (c) OTHER REMEDIES. The rights, powers, and remedies granted to Lender pursuant to the provisions of this Agreement shall be in addition to al the rights, powers and remedies granted to Lender under any statute or rule of law. Any forbearance, failure or delay by Lender in exercising any right, power or remedy under this Agreement shall not be deemed to be waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of Lender under this Agreement shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument executed by Lender.

11. DISPUTES. This Agreement will be interpreted in accordance with New York Law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws.

12. ATTORNEY'S FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, and prevailing party will recover all such party's reasonable attorney's fees incurred in each and every such action, suit or other proceedings, including any and all appeals or petitions therefrom. As used in this Agreement, attorney's fees will be deemed to the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services.

13. NOTICES. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered or certified mail, postage, prepaid, by cable, telex or facsimile, or may be delivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, five business days after posting; if given by cable, two business days after dispatch; if given by telex or facsimile, one business day after dispatch, and if delivered by hand or by messenger and receipted by for by or on behalf of the party to whom the
notice is directed, at the time of such delivery.   Any notice shall be sent
to the address set forth below or to such other address as the relevant party may notify to the other.

              If to Borrower:           Mr. Igor Dmitrowsky
                                        Baltia Air Lines, Inc.
                                        63-25 Saunders Street, Suite 71
                                        Rego Park, NY  11374

              If to Lender:                          _________________________

                                        _________________________

                                        _________________________

                                        _________________________

14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall be constituted one and the same instrument.

15. INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular shall be construed to have been used in the plural and vice versa and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any such of the provisions herein.

16. MISCELLANEOUS. The recital and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day, month" or "year" will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise, herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or documents.

17. MODIFICATIONS, AMENDMENTS, AND WAIVERS. No provision of this Agreement or the documents referred to herein may be altered, amended, canceled, revoked or otherwise modified, and no addition to this Agreement may be made, unless in writing signed by each of the parties. There can be no waiver with respect to this Agreement of any provision of this Agreement by any party will be, nor will it be deemed to be, a waiver of the right of any other party to enforce strict compliance with the provisions hereof.

18. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and whenever possible, intent will be given to the invalid or unenforceable provision.

19. MERGER. The terms of this Agreement and the agreements contemplated hereby are intended by the parties as a final expression of their agreement with respect to such terms and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement, and this agreement and the agreements referenced herein constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.

IN WITNESS WHEREOF, this Agreement is entered into by the parties as of the date set forth above.


                                                      "BORROWER"

                                                      BALTIA AIR LINES, INC.

                                                      By:
__________________________

                                                      Its:
__________________________


                                                      "LENDER"


______________________________



   EXHIBIT "A"

                               PROMISSORY NOTE

$50,000                               JUNE 2, 1998
               NEW YORK


             FOR VALUE RECEIVED, Baltia Air Lines, Inc., a New York Corporation ("Borrower"), hereby covenants and promises to pay to ______________________, and individual, ("Lender"), Fifty Thousand Dollars ($50,000.00) in lawful money of the United States of America, together with interest thereon computed from the date hereof at the rate of ten percent (10%) per annum, on an actual day/360 day basis which shall accrue from June 2, 1998. All interest, principal and other costs hereunder shall be due and payable to the holder ("Holder") of this Promissory Note (this "Note") on the earlier of 90 days from June 2, 1998 or the first break of escrow on Borrower's pending Initial Public Offering (the "Due Date").

           Payments of principal and interest will be made in legal tender of the United States of America. Borrower shall have the right to prepay without penalty all or any part of the unpaid balance of this Note at any time. Borrower shall not be entitled to re-borrow any prepaid amounts of the principal, interest or other costs or charges. All payments made pursuant to this Note will be first applied to accrued and unpaid interest, if any, then to other proper charges under this Note and the balance, if any, to principal.

            Notwithstanding anything in this Note to the contrary, the entire unpaid principal amount of this Note, together will all accrued but unpaid interest thereon and other unpaid charges hereunder, will become immediately all due and payable without further notice at the option of the Holder upon any of the following (the "Acceleration Date"): (i) Borrower fails to timely make any payments hereunder when such payment becomes first due and such failure continues for a period of five days after written notice from Holder to Borrower; (ii) The occurrence of an "Event Of Default" as defined in the Bridge Loan and Stock Purchase Agreement, of even date herewith (the "Loan Agreement") or this Note and such default continues unremedied for a period of ten (10) days after written notice to Borrower by Lender; (iii) Borrower ceases to carry on business on a regular basis or enters into an agreement to sell substantially all of its assets or an agreement whereby it merges into, consolidates with or is acquired by any other business entity; or
 (iv) Borrower makes any assignment for the benefit of its creditors, makes any election to wind up or dissolve or becomes unable to pay Borrower's debts as they mature, insolvent or the subject of any proceeding under any bankruptcy, insolvency or debtor's relief law.

             If any amount payable to Holder under this note is not received by Holder on or before the Due Date, then such amount (the "Delinquent Amount") will bear interest from and after the Due Date until paid at an annual rate of interest equal to the greater of (i) fifteen percent (15%),
(ii) the advance rate to member banks on the Acceleration Date as established by the Federal Reserve Bank of New York, New York, pursuant to
Section 13 of the Federal Reserve Act, plus five percentage points, or (iii) the maximum rate then permitted by law (the "Default Rate"). In addition, Borrower will also pay to Holder each month a late payment processing fee ("Late Fee") in an amount each month equal to six percent (6%) of each Delinquent Amount to defray. In addition, Borrower will also pay the Holder each month that the note is in default a penalty of 5,000 shares of the Company's Common Stock.


Dated as of June 2, 1998                             "BORROWER"

                                                               BALTIA AIR
LINES, INC.


   By: ____________________________________
   Its: __________________________________


   By:____________________________________
    Its:__________________________________